UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-5642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

None.

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

(b)

On August 13, 2024, Mr. Stephen Oskoui tendered his resignation as a member of the Board of Directors (the “Board”) of Angel Studios, Inc. (the “Company,” “we,” “us,” or “our”) effective as of August 13, 2024. Mr. Oskoui has served as one of the Company’s independent directors since January 2022, and the Company and the Board are grateful to Mr. Oskoui for his distinguished service. Mr. Oskoui will continue providing advice and guidance as a Board observer pursuant to his role with Gigafund 1, LP, and its management rights letter with the Company. Mr. Oskoui has not indicated to the Board that his decision to resign as a director arose from any disagreement on any matter relating to the Company’s operations, policies, or practices.

Mr. Oskoui was not a member of any standing committee of the Board, nor was he the representative director of any particular class of our common stock. Our Board may fill the vacancy resulting from Mr. Oskoui’s resignation by affirmative vote of a majority of the remaining directors. The Board has not yet selected a replacement director to fill the vacancy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: August 15, 2024	By:	/s/ Patrick Reilly
Patrick Reilly
Chief Financial Officer and Secretary